Exhibit 23.1

Wiener, Goodman & Company, P.C.
Memberships SEC Practice Section of AICPA PCPS of AICPA American Institute of CPA New Jersey Society of CPA	Joel Wiener, CPA Gerald Goodman, CPA

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2007 relating to the consolidated financial statements for the year-ended December 31, 2006, which appear in Promotora Valle Hermosa, Inc.’s 10-KSB.

/s/ Wiener, Goodman & Company, P.C.
Wiener, Goodman & Company, P.C.

August 15, 2007